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                                                                  Exhibit (j)(1)

                               CONSENT OF COUNSEL

             We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 74 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Blackrock Provident Institutional Funds. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  /s/ Drinker Biddle & Reath LLP
                                                  ------------------------------
Philadelphia, Pennsylvania                        DRINKER BIDDLE & REATH LLP
January 24, 2003